Exhibit 10.14

INDUSTRIAL BUILDING LEASE

Between:

PHILLIP J. LATORIA, JR., Lessor

and

RUBICON TECHNOLOGY, INC., Lessee

TABLE OF CONTENTS

1.	Base Rent
2.	Optional Lease Period
3.	Security Deposit
4.	Lessor’s Agent
5	Lessee: Repairs and Other Covenants Regarding Care of Premises
6.	Lessor’s Repairs
7.	Alterations
8.	Lessee Not to Misuse; Sublet; Assignment
9.	Mechanic’s Lien
10.	Indemnity for Accidents
11.	Non-Liability of Lessor
12.	Utilities
13.	Water
14.	HVAC Equipment
15.	Access to Premises
16.	Failure to Yield Immediate Possession
17.	Extra Fire Hazard
18.	Default
19.	Abandonment of Premises
20.	Subordination; Estoppel Certificate
21.	Fire and Casualty
22.	Payment of Fees
23.	Notice
24.	Insurance
25.	Parking
26.	Waiver
27.	Inspection
28.	Environmental Compliance and Indemnification Agreement
29.	Snow Removal
30.	Safety and Health Compliance
31.	Quiet Possession
32.	Trade Fixtures
33.	Signage
34.	Additional Space
35.	Condemnation
36.	Building Rules and Regulations
37.	Rite of First Refusal
38.	Miscellaneous

DATE OF LEASE	TERM OF LEASE (“Term”)
July 18, 2007	BEGINNING: July 12, 2007 (“Commencement Date”)
ENDING: June 30, 2014 (“Expiration Date”)

LOCATION OF PREMISES: 900 Green Street, Bensenville, Illinois 60106, consisting of approximately _30,500_ square feet, the legal description of which is attached hereto as Exhibit A.

USE: The premises shall be used for Manufacturing and Office.

LESSEE		LESSOR

NAME:	Rubicon Technology, Inc.	NAME:	Philip J. Latoria, Jr.

ADDRESS:	9931 Franklin Ave. Franklin Park, Illinois 60131	ADDRESS:	3707 King George Lane St. Charles, Illinois 60174

PHONE:	847 295 7000	PHONE:	630 587 4267

FAX:	847 295 0932	FAX:	630 587 4268

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the premises designated above (the “Premises”), together with the appurtenances thereto and the improvement made or to be made by Lessor pursuant to Exhibit A attached hereto, for the above Term; provided, however, that, Lessee shall have access to the Premises upon execution of this lease by Lessor and may begin construction of the improvements to be made by it and the placement of its equipment and furnishings in the Premises.

BASE RENT

1. Lessee shall pay Lessor or Lessor’s agent as rent for the Premises the following amount:

Year	Monthly	Total
July 17, 2007 to July 31, 2007	$10,215.80	$10,215.80
August 1, 2007 to June 30, 2008	$22,620.84	$248,829.24
July 1, 2008 to June 30, 2009	$23,994.42	$279,593.00
July 1, 2009 to June 30, 2010	$23,998.33	$287,280.00
July 1, 2010 to June 30, 2011	$24,718.25	$296,619.00
July 1, 2011 to June 30, 2012	$25,462.42	$305,517.00
July 1, 2012 to June 30, 2013	$26,223.50	$314,682.00
July 1, 2013 to June 30, 2014	$27,010.17	$324,122.00

The Lessee shall pay additional Rent in the amount of all real estate taxes assessed against the subject property in excess of the greater of (i) $1.10 per foot on an annual basis and (ii) the real estate taxes levied on the subject property for the first year in which the improvements on the property are full assessed by the DuPage County Assessor (the “Tax Stop”). Any additional rent for tax payments shall be due in full 15 days after the Lessee is in receipt of the Lessor’s request for payment, which request for payment shall also include a copy of the bill for which the additional rent is being charged. This additional rent shall be billed in May and August unless the real estate tax bills are delayed. Lessor shall promptly deliver to Lessee copies of all notices received by Lessor relating to the real estate taxes on the Premises. Lessee shall have the right to contest any assessment at its own expense but, if the taxes are reduced below the Tax Stop, the cost shall be equitably shared by Lessor.

All rent shall be paid by Lessee to Lessor monthly in advance on the first day of every calendar month, at the address shown in paragraph 4, or such other place as Lessor may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America.

All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Lessee acknowledges that late payment by Lessee to Lessor of any rent or other sums due under the lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and practical to ascertain. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Lessee is not received by the tenth day of the month, Lessor may charge Lessee, and Lessee shall pay, an additional sum of five hundred ($500.00) dollars. Lessor and Lessee hereby agree that such late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Lessor and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the lesser of 12% per annum or the then maximum lawful rate permitted to be charged by Lessor, whichever is greater. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $50.00, and thereafter, Lessor may require Lessee to pay all future payments of rent or other sums due by money order or cashier’s check.

OPTIONAL LEASE PERIOD

2. There shall be 3 one year options to extend this lease at the following rates:

July 1, 2014 to June 30, 2015	$27,820.42	$333,845.00
July 1, 2015 to June 30, 2016	$28,655.00	$343,860.00
July 1, 2016 to June 30, 2017	$29,514.59	$354,175.00

To exercise the option to extend this lease for an additional year, the Lessee shall give written notice at least nine (9) full months before the expiration of the current lease term. All other terms of this lease shall be in full force and effect during any option period.

SECURITY DEPOSIT

3. Lessee shall deposit with Lessor the sum of $25,000, as security for the full and faithful performance of the terms of this Lease. Such amount shall be deposited in a savings or money market account at a federally insured bank in the Chicagoland area for the mutual benefit of Lessor and Lessee and, at least annually, Lessor shall pay to Lessee the amount of interest earned on the amount on deposit. In the event default shall be made in payment of rent or other sums required to be made by Lessee or default shall be made by Lessee in the performance of any of the other covenants, agreements or conditions by it to be kept and performed hereunder, Lessor may, at its election, after notice and the expiration of any applicable cure period with such default being uncured, apply the funds so deposited in payment of Rent or other sums due hereunder or in remedying any other default hereunder. Within sixty (60) days after the expiration of the tenancy, provided Lessee shall not be in default, Lessor shall return to Lessee such portion of said deposit then remaining, with any earned but unpaid interest.

The security deposit shall not be utilized as the last month’s rental.

The Lessee shall be granted full access to the building upon the execution of this Lease and upon depositing the security deposit provided for above with the Lessor.

LESSOR’S AGENT

4. Phillip J. Latoria, Jr. is hereby designated as Lessor’s Agent for all purposes under this lease and the rent specified hereunder shall be payable to Phillip J. Latoria and shall be mailed to:

Phillip J. Latoria, Jr.

3707 King George Lane

St. Charles, Illinois 60174

LESSEE REPAIRS AND OTHER COVENANTS REGARDING CARE OF PREMISES

5. Lessor warrants and represents to Lessee that Lessor has no knowledge of any defects in construction, materials or operation of the premises, including the structure, the HVAC systems and the utilities serving the premises and that, as of the date hereof, the premises are in compliance with all applicable laws and ordinances. Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or his agent, prior to or at the execution of this lease that are not herein expressed; Lessee shall in addition to all other covenants and obligations specified herein keep the Premises in a clean and healthful condition according to the applicable municipal ordinances and the direction of the proper public officers during the term of this lease at Lessee’s expense, and upon the termination of this lease, in any way, will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear and tear excepted, and will deliver the keys therefor at the place of payment of said rent.

Lessee shall, at its own expense and cost, keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, including but not limited to Exterior of the building, all landscaping, the parking lot, windows, window cleaning inside and outside, glass and plate glass, doors, any special office entry, interior walls and finish work, light bulbs, fluorescent lighting bulbs and ballasts, floor covering, HVAC system, hot water heater and, electrical distribution within the Premises, plumbing work and fixtures, blockages of sewer lines within the Premises, all fixtures, appurtenances, equipment and mechanical apparatus within the demised premises, daily removal of spoilable interior trash and at least one weekly exterior trash removal keeping the whole of the Premises in a clean and sanitary condition.

Lessee shall promptly comply with all laws and ordinances and lawful orders and regulations affecting the Premises and the cleanliness, safety, occupancy and use of same, including, without limitation, compliance with the Americans With Disabilities Act (“AD Act”) to the extent that the AD Act applies to Lessee’s operations within the Premises. Lessee hereby covenants and agrees not to permit, commit or suffer to exist any condition which might result in a violation of the AD Act, and if any such condition should occur, to immediately remedy any such condition.

Lessee shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Lessee or its employees, agents, customers, invites, and/or licensees.

All of this Section 5 is subject to Lessor’s obligations under Section 6 below.

LESSOR’S REPAIRS

6. Lessor is providing a newly constructed building and Lessee is responsible for all maintenance and repairs of any type, except for any defect in construction or equipment provided by Lessor for a period of three (3) years after the Commencement Date. After such 3 years Lessor will assign to Lessee any manufacturer or other third party warranties.

Lessor agrees to give Lessee reasonable advance notice for entry into and repairs to the demised premises and to perform such repairs with minimal disruption to Lessee’s operations.

ALTERATIONS

7. Except for (i) the improvements, alterations and additions described in Exhibit B attached hereto, which may be made by Lessee at its expense and which Lessor hereby approves and authorizes Lessee to make at its convenience without the need for any further approvals by Lessor and (ii) alterations, improvements or additions Lessee may desire to make from time to time during the Term, which are of a decorative or cosmetic nature or which do not materially affect the structure or the systems of the building. Lessee shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Lessor, such consent will not be unreasonably withheld. All alterations, additions, improvements, and partitions erected by Lessee, except those permitted under (i) or (ii) above, shall be and remain the property of Lessee during the term of this lease, and Lessee shall, unless Lessor otherwise elects by written notice to Lessee to have Lessee leave any or all of such alterations, additions or improvement as hereinafter provided, remove all alterations, additions, improvements, and partitions erected by Lessee and restore the Premises to their original condition by the date of termination of this lease or upon earlier vacating of the Premises.

Lessor may impose such conditions with respect thereto as Lessor deems reasonably appropriate, including, without limitation, requiring Lessee to furnish Lessor with security for the payment of all costs to be incurred in connection with such work and insurance against liabilities which may arise out of such work. The work necessary to make any alterations, improvements or additions to the premises shall be done at Lessee’s expense by employees of or reputable contractors hired by Lessee and approved by Lessor which approval will not be unreasonably withheld or delayed. Lessor agrees that it will not unreasonably withhold consent to permit Lessee to make said alterations, improvements or additions. Lessee shall promptly pay to Lessor or to Lessee’s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof, and upon completion deliver to Lessor, if payment is made directly to contractors, evidence of payment, contractors’ statements and affidavits and full and final waivers of all liens for labor, services or materials, and Lessee shall protect, defend, indemnify and hold Lessor harmless from all costs, damages, liens and expenses related thereto. All work done by Lessee or its contractors pursuant to this paragraph 7 or pursuant to paragraph 5 hereof shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

LESSEE NOT TO MISUSE: SUBLET: ASSIGNMENT

8. Lessee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that herein before specified, and will not load floors with machinery or goods beyond floor load rating prescribed by applicable municipal ordinances, and will not allow the Premises to be occupied in whole, or in part, by any other person, and, except as permitted hereafter, will not sublet the same or any part thereof, nor assign this lease without in each case the prior written consent of the Lessor, which consent shall not be unreasonably withheld and Lessee will not permit any transfer by operation of law of the interest in the Premises acquired through this lease, and will not permit the Premises to be used for any unlawful purpose, or for any purpose that will injure the reputation of the building of which they are a part, or increase the fire hazard of said building or disturb the Lessees of such building or the neighborhood, and will not permit the same to remain vacant or unoccupied with the rent being unpaid for more than ten consecutive days; and will not allow any signs, cards or placards to be posted, or placed thereon, except for signs identifying Lessee’s business or identifying or restricting the means of access to or exit from the Premises. All equipment in or about the Premises shall be operated solely at Lessee’s risk, except such as may be operated exclusively by Lessor. Lessor shall not unreasonably withhold its consent to sublet or assignment of Lessee’s interest under said lease. Nothing herein contained shall limit or waive Lessor’s obligation to mitigate its damages in the event of Lessee’s default.

For purposes of this Section 8, a transfer of the ownership interests controlling Lessee will be deemed an assignment of this Lease unless such ownership interests are publicly traded. Further, on the condition that Lessee is not in default of any term, covenant or condition of this Lease, Lessee will have the right, with advance written notice to but without the consent of Lessor, to sublease the Premises, or a portion thereof, or assign this Lease to:

a) any corporation or entity which controls, is controlled by or is under common control with Lessee, on the condition that (x) such sublease or assignment is for a good business purpose and not principally for the purpose of avoiding Lessor’s consent rights, (y) the proposed use of the Premises and the reputation, business, and financial responsibility of the proposed sublessee or assignee are consistent with the first-class nature of the Building, and (z) in the case of an assignment, the assignee has a net worth sufficient to perform the obligations of the Lessee under this Lease; or

b) an entity into which Lessee is merged or consolidated or to an entity to which substantially all of Lessee’s assets are transferred, on the condition that (x) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring Lessee’s leasehold estate, (y) the proposed use of the Premises and the reputation and business of the proposed assignee or transferee are consistent with the nature of the Building, and (z) the assignee or successor entity has a net worth at least equal to the net worth of Lessee immediately before such merger, consolidation or transfer.

Lessor will execute and deliver to Lessee, or at Lessee’s direction, a letter to Hercules Technology Growth Capital, Inc. or any other secured lender of Lessee substantially as set forth in Exhibit C attached hereto.

MECHANIC’S LIEN

9. Lessee has no authority to subject the interest of Lessor in the Premises to any mechanics’ or materialmen’s liens of any kind, nor shall any provision contained in this lease ever be construed as empowering the Lessee to encumber or cause the Lessor to encumber the title or interest of Lessor in the

Premises. However, if by reason of any alteration, repair, labor performed or materials furnished to the Premises for or on behalf of Lessee any mechanic’s or other lien shall be filed, claimed, perfected or otherwise established as provided by law against the Premises, Lessee shall discharge or remove the lien or post security therefor with Lessor in a manner satisfactory to Lessor in Lessor’s reasonable discretion within Fifteen (15) days after notice from Lessor to Lessee of the filing of same.

INDEMNITY FOR ACCIDENTS

10. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims or liabilities, including reasonable attorney’s fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Lessee’s use of the Premises or any facilities thereto, or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold Lessor harmless from and against any and all claims and liabilities arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this lease, or arising from any act or omissions of Lessee, or any of Lessee’s agents, contractors, or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor, and Lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Premises or any facilities thereto arising from any cause, except the act or neglect of Lessor or its agents, contractors and employees, and Lessee hereby waives, to the extent not prohibited by law, all claims in respect thereof against Lessor.

NON-LIABILITY OF LESSOR

11. Except as otherwise provided in this lease or by law, Lessor shall not be liable for any damage occasioned by failure to keep the Premises in repair, nor for any damage done or occasioned by or from plumbing, gas, water, telephone lines, sprinkler, steam, or other pipes or sewerage, or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about Premises or any building of which Premises are a part or related improvement, nor for any damage occasioned by water, snow or ice being upon or coming through roof, skylights, trap door or otherwise, nor for any damages arising from acts, or neglect of co-Lessee, or other occupants of such building or improvement, or of any owners, or occupants, of adjacent or contiguous property.

UTILITIES

12. Lessee shall pay for all gas, heat, light, power, electricity, telephone or other services provided to the Premises after the date upon which Lessee takes possession of the Premises, including without limitation, any and all additional meter fees, installation, hook-up fees or connection fees incurred on account of Lessor’s or Lessee’s improvements after the date of this lease.

WATER

13. Lessee will furnish during the term of this lease all necessary water for sanitary purposes, used in connection with the toilets and wash basins and for any other purposes located in the Premises.

HVAC EQUIPMENT

14. Lessee shall have all heating equipment installed by Lessor cleaned and serviced at Lessee’s expense, by a service company approved by Lessor at least once per year on or before November1st of each year and all air conditioning equipment installed by Lessor cleaned and serviced at least once per year on or before July 1st. Lessee must provide written verification of servicing to Lessor within Thirty days after such service. If the servicing is not done by the above dates each year, Lessor shall have the equipment serviced and Lessee shall remit payment to Lessor upon receipt. Subject to Lessor’s obligations under Section 6 of this lease, Lessee, at its sole expense, shall repair and replace all HVAC equipment installed by Lessor and change its furnace filters on a regular basis. Nothing in this Section 14 shall limit Lessor’s obligations under Section 6 of this lease.

ACCESS TO PREMISES

15. Lessee will allow Lessor and its agents, during the last nine (9) months of the term of this lease, reasonable access to the Premises for the purpose of examining or exhibiting the same, or to make any repairs or alterations thereof which Lessor may see fit to make, if Lessee has vacated or abandoned the Premises, and will allow to have placed upon the Premises at all times notice of “For Sale” and “To Rent,” and will not interfere with the same. “For Sale” and “To Rent” signs shall not interfere with Lessee’s business use and enjoyment of the premises.

FAILURE TO YIELD IMMEDIATE POSSESSION

16. Lessee will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages for the whole time such possession is withheld, 150% of the base rental payable hereunder per day, but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry, as hereinafter set forth, nor shall the receipt of said rent, or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

EXTRA FIRE HAZARD

17. There shall not be allowed, kept, or used on the Premises any flammable or explosive liquids or materials except such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered in amount, and stored, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances, now or hereafter in force. If by reason of the failure of Lessee to comply with the provision of this paragraph, any insurance coverage is jeopardized or insurance premiums are increased, Lessor shall have the right to require the Lessee to make immediate payment of the increased insurance premiums.

DEFAULT

18. Each of the following events shall constitute default or breach of this lease by Lessee:

(a) If Lessee, or any successor or assignee of Lessee, while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any Bankruptcy Act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

(b) If involuntary proceedings under any Bankruptcy Law or Insolvency Act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceeding shall not be dismissed with the receivership or trustee vacated within sixty (60) days after the institution or appointment.

(c) If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due and shall not make the payment within 5 days after notice thereof by Lessor to Lessee.

(d) If Lessee shall fail to perform or comply with any of the conditions of this lease and the nonperformance shall continue for a period of thirty (30) days after the notice thereof by Lessor to Lessee or if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance.

(e) If Lessee shall vacate or abandon the demised Premises, with the rent being unpaid.

(f) If the lease or the estate of the Lessee hereunder shall be transferred to or shall pass to any other person or party herein not permitted. Lessor shall not unreasonably withhold its consent to sublet or assignment of Lessee’s rights and obligations hereunder, and Lessor acknowledges its obligation to mitigate damages in the event of Lessee’s breach or default.

In the event of any default hereunder as set forth above, the rights of Lessor shall be as follows:

(a) Lessor shall have the right to cancel and terminate this lease as well as all of the right, title and interest of the Lessee hereunder by giving to Lessee not less than 5 days notice of cancellation and termination. On the expiration of the time fixed in the notice, this lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect except as to Lessee’s liability as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

(b) Lessor may elect but shall not be obligated to make any payment required of Lessee hereunder or comply with any agreement, and Lessor shall have the right to enter the demised Premises for the purposes of correcting or remedying any such default, and to remain until the default has been corrected or remedied, but any expenditures for the correction by Lessor shall not be deemed to waive or release the default of the Lessee or the right of Lessor to take action as may be otherwise permissible under the case of default.

(c) Subject to the rights of any secured lender of Lessee under a letter agreement such as that provided for in Section 8 of this lease, Lessor may reenter the Premises immediately and remove the personal property of Lessee and store the property in a public warehouse or a place selected by Lessor at the expense of Lessee. After re-entry, Lessor may terminate the lease upon giving 5 days written notice of termination to Lessee. Without this notice, re-entry will not terminate the lease. Upon termination, Lessor may recover from Lessee all damage proximately resulting from the breach, including the cost of recovering the Premises and the worth of the balance of this lease over a reasonable rental value of the Premises for the remainder of the lease term which sum shall be immediately due Lessor from Lessee.

(d) After re-entry, subject to the last sentence of clause (f) of this Section 18 above, Lessor may relet the Premises or any part thereof for such rent for any term without terminating the liability of Lessee under this lease and on the terms Lessor may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties, if the Premises are relet as provided herein, shall be as follows:

(1) In addition to Lessee’s liability to Lessor for breach of the lease, Lessee shall be liable for all expenses of the reletting, including reasonable attorneys’ fees, and for the difference between the rent received from the Lessee to the new lease agreement and the rent installments that are due for the same period under this lease.

(2) Lessor shall be required to apply the rent received from reletting the Premises: (i) to reduce the indebtedness of Lessee to Lessor under the lease, not including indebtedness for rent; (ii) to expenses of reletting and alterations and repairs made; and (iii) to rent due under this lease; or (iv) to payment of future rent under this lease as it becomes due.

If the new Lessee does not pay rent installments promptly to Lessor and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if the rentals from the new lease have been otherwise applied by Lessor as provided herein and during any rent installment period or less than the rent payable for the corresponding installment period under this lease, Lessee shall pay Lessor the deficiency separately for each rent installment deficiency period, and before the end of the rent period, Lessor may, at any time after reletting, terminate the lease for the breach on which Lessor had based the re-entry and subsequently relet the Premises.

(e) Any payments made to Lessor by a secured lender of Lessor shall be credited against any liability of Lessee to Lessor as if made by Lessee.

ABANDONMENT OF PREMISES

19. Should any of Lessee’s property remain on the Premises after the termination of this lease, Lessor shall have the right to dispose or remove the property at the sole expense of Lessee. If Lessee shall vacate the Premises prior to the termination of this lease or shall be in default of the lease terms and absent from Premises or fail to conduct its business from the Premises for a continuous period of fifteen (15) days, the property shall be considered abandoned; provided, however, that so long as Lessee pays rent pursuant to this Lease, the Premises shall not be considered abandoned, regardless of Lessee’s absence or status of business use of the Premises. Any property remaining on the Premises shall be considered abandoned and Lessor shall have the right to dispose or remove the property at the sole expense of Lessee. Upon termination by breach, default or otherwise, Lessee shall be given a reasonable opportunity to remove its property. Lessor may not remove or dispose of Lessee’s property without prior notice to Lessee, and without due process of law. All of Lessor’s rights under this Section 19 shall be subject to the rights of any secured lender of Lessee as provided in any agreement made by Lessor pursuant to Section 8 of this lease.

SUBORDINATION; ESTOPPEL CERTIFICATE

20. At such time as Lessor or any mortgagee or proposed mortgagee of the Premises may in writing request, subject to the rights of quiet enjoyment, Lessee agrees that this Lease shall be and is hereby made subject and subordinate to the lien of any mortgage (which terms shall include any and all security instruments) of the Premises made by Lessor. Lessee agrees, upon demand and without cost, to execute any instrument as may be requested to additionally evidence such subordination, it being agreed by Lessee that no additional instrument or evidence is necessary for this subordination to be effective. Lessee shall not be required to execute a subordination agreement which makes material changes to the Lease or imposes additional obligations, other than an obligation to provide notices to such mortgage, on Lessee.

Not later than two (2) days after the execution of this lease and again whenever a new mortgage or ground encumbers the Premises, Lessor shall procure and deliver to Lessee an agreement by any current or future mortgagee or ground lessor of the Premises that, notwithstanding any breach or default by Lessor, or such mortgagee or ground lessor becomes the owner or the beneficiary of the owner of the Premises. Lessee’s possession of the Premises and its rights under this lease shall not be disturbed or terminated so long as Lessee is not in breach or default of this lease.

Lessee agrees that from time to time upon not less than ten days’ prior request by Lessor, or the holder of any mortgage or any ground lease, Lessee (or any permitted assignee, sublessee, licensee, concessionaire or other occupant of the Premises claiming by, through or under Lessee) will deliver to Lessor or the holder of any mortgage or ground lease, a statement in writing signed by Lessee certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and identifying the modifications); (b) the date upon which Lessee began paying rent and the dates to which rent and other charges have been paid; (c) that Lessor is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Lessee is in occupancy and paying rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of rent other than that provided in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy laws of the United States or any state thereof; and (g) such other matters as may be required by Lessor, the holder of the mortgage or any ground lessor.

FIRE AND CASUALTY

21. (a) If the Premises, or any part of the building of which the Premises are a part shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or such building untenantable in Lessor’s reasonable discretion, then Lessor shall proceed to repair and restore with reasonable promptness the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Lessor’s reasonable control. If any such damage renders all or a substantial portion of the Premises or the building untenantable, Lessor shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the damaged areas of the Premises or building and shall give notice to advise Lessee of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred or be beyond the end of the term, then Lessor shall have the right to terminate this Lease as of the date of such damage upon giving notice to the Lessee at any time within twenty (20) days after Lessor gives Lessee the notice containing said estimate (it being understood that Lessor may, if it elects to do so, also give such notice of termination together with the notice containing said estimate); and, if such damage or destruction shall occur during the last year of the term of this lease, Lessee may elect to terminate this lease by notice to Lessor within thirty (30) days of the date of such damage or destruction. Unless this Lease is terminated as provided in the preceding sentence, Lessor shall proceed with reasonable promptness to repair and restore the base work applicable to the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Lessor’s reasonable control, and also subject to zoning laws and building codes then in effect. Lessor shall have no liability to Lessee, and

Lessee shall not be entitled to terminate this Lease (except as herein provided) if such repairs and restoration are not in fact completed within the time period estimated by Lessor, as aforesaid, or within said two hundred seventy (270) days or before the end of the term. If the Premises are not repaired or restored within twelve (12) months after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date written notice is given to the other party, if given not later than thirty (30) days after the expiration of said twelve (12) month period, but prior to substantial completion of repair or restoration; provided that such termination shall not limit or waive in any way Lessee’s rights to damages caused by Lessor’s failure to repair or restore the Premises within such two hundred seventy (270) days. Notwithstanding anything to the contrary herein set forth, (a) Lessor shall have no duty pursuant to this paragraph to repair or restore any portion of the alterations, additions, or improvements owned or made by Lessee in the Premises, or any personal property or fixtures of Lessee, and (b) Lessee shall not have the right to terminate this Lease pursuant to this paragraph if the damage or destruction was caused by the act or neglect of Lessee, its agents or employees.

(b) In the event any such fire or casualty damage not caused by the act or neglect of Lessee, its agents or employees, render the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this paragraph 21 by reason of such damage and Lessee shall not then be in default under this Lease, then base rent and additional rental shall abate during the period beginning with the date of such damage and ending with the date when Lessor substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of base rent for such period as the portion of the Premises that is untenantable bears to the entire Premises. In the event of termination of this Lease pursuant to this paragraph 21, base rent and additional rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

PAYMENT OF FEES

22. In the event that either party brings suit to enforce the terms of this lease agreement, then the prevailing party shall be entitled to an award of reasonable attorney fees payable by the party held to be in breach of its obligations under said lease.

NOTICE

23. Any notice, demand, request, consent, approval, or communication desired by either party, or required to be given, shall be in writing, duly addressed, and deemed delivered (I) when personally delivered, (ii) one (1) day after deposit with a reputable overnight courier, (iii) three (3) days after being deposited with any main or branch United States post office via certified first class mail return receipt requested, addressed as set forth below, or (iv) a facsimile transmission to the facsimile telephone number as set forth below with verification that such transmission was received by the other party. Either party may change its address by notification to the other party.

Notice to Lessee shall be sent to the following address:

Rubicon Technology, Inc.

Attn: Chief Executive Officer

9931 Franklin Avenue

Franklin Park, Illinois 60131

with a copy to:

Scott L. Glickson

McGuireWoods LLP

77 West Wacker Drive

Suite 4100

Chicago, Illinois 60601

Notice to Lessor shall be sent to the following address:

Phillip J. Latoria, Jr.

3707 King George Lane

St. Charles, Illinois 60174

With a copy to:

Otto C. Stephani

100 W. Roosevelt Road

Suite A1

Wheaton, Illinois 60187

INSURANCE

24. Lessee hereby waives any and every claim for recovery from Lessor for any and all loss of or damage to Lessee’s property, fixtures, equipment, or to the contents thereof within the demised premises unless due to the act or neglect of Lessor, his agent, contractor or employees, and Lessee hereby waives, to the extent not prohibited by law, all claims in respect thereof against Lessor. Lessor agrees to provide a fire and extended coverage insurance policy insuring the building for its full replacement cost with a reputable and substantial company or companies of his choosing rated at least “A” by A.M. Best’s Insurance Ratings.

Lessee shall carry:

(a) Public liability insurance which may be partially provided by an umbrella liability insurance policy during the entire term hereof covering both Lessee and Lessor as insured with terms and in companies satisfactory to Lessor with limits of not less than $2,000,000.00/$5,000,000.00 for personal injury and $1,000,000.00 for property damage for any one occurrence.

(b) Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all additions, improvements and alterations to the premises made by Lessee and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Lessee’s property on the premises.

(c) Loss of rents insurance made payable to the Lessor in the event of fire or other casualty in an amount not less than the Lease payment amounts specified in paragraphs 1 and 2 hereof.

Lessee shall, prior to the commencement of the Term, furnish to Lessor certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least ten (10) days’ prior written notice to Lessor and Lessee.

Lessee shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the premises which may thereby be prohibited or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

All insurance policies procured by Lessee in compliance with the provisions hereinbefore set out shall be subject to the approval of Lessor as to substance and form, and evidence of such policies or duplicate of each of said policies shall be delivered to Lessor prior to Lessee’s occupancy of the Premises, and said policies or evidence thereof are to be held by Lessor during the term of this lease or any extension thereof. The said insurance policies shall be in the usual and customary form, issued by responsible insurance companies rated at least “A” by A.M. Best’s Insurance Ratings.

Lessor and Lessee agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might otherwise have against the other party. Without limiting any release or waiver of liability or recovery contained in any other paragraph of this lease, but rather in confirmation and in furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this lease to the contrary, any release or any waiver of claim shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within 10 days following written notice, to pay such increased cost, keeping such release or waiver in full force and effect).

PARKING

25. Lessee and its employees, agents, customers, invitees, and/or licensees shall have the exclusive right to use parking areas.

WAIVER

26. No delay or omission in the exercise of any right or remedy by Lessor shall impair such right or remedy or be construed as a waiver of Lessor’s right to enforce such right or remedy nor shall any express waiver of any condition expressed in this lease affect any condition other than the one specified in such waiver and that one only for the time and manner specifically stated. No act or conduct of Lessor, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises and accomplish termination of the lease. Lessor’s consent to or approval of any act by Lessee requiring Lessor’s consent or approval shall not be deemed to waive or render unnecessary Lessor’s consent to or approval of any subsequent act by Lessee. Any waiver by Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

INSPECTION

27. Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating.

ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION AGREEMENT

28. During the entire term of the lease, Lessee shall fully and strictly comply with all federal, state and local laws, ordinances, rules and regulations now or at any time hereafter in effect which regulate, relate to or impose liability or standards of conduct concerning any Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Illinois Environmental Protection Act and the Illinois Responsible Property Transfer Act (all such laws, ordinances, rules and regulations being herein collectively referred to as the “Environmental Laws”), and which directly or indirectly affect the use or occupancy of the Premises by Lessee or anyone claiming by, through or under Lessee. Lessee shall not permit the Premises to be used to store or otherwise used to handle Hazardous Substances except where stored in sealed containers and in quantities normally associated with businesses permitted to be conducted on the Premises or for office maintenance and cleaning and, in those instances, the Hazardous Substances shall be handled or stored in compliance with all Environmental Laws. Lessee acknowledges that its compliance shall include, by way of illustration and not by way of limitation, the completion and timely filing of all reports and statements required pursuant to any Environmental Laws (copies of which shall, upon demand, be provided to Lessor) and the payment of all charges, fees and costs that may be assessed or imposed from time to time in connection therewith; and the timely disclosure to Lessor upon request of any information required pursuant to the Illinois Responsible Property Transfer Act (“Act”), as the same may be amended or replaced from time to time, in order to permit Lessor or others to make full and complete disclosures or filings as required pursuant to the Act. Lessee will provide to Lessor copies of all manifests covering the handling and disposal of anti-freeze.

Lessor at any time, and from time to time (but not more often than once in each year of the term), may at its option (but without any obligation to Lessee to do so) cause to be conducted any environmental tests, inspections or evaluations of the Premises as Lessor may deem reasonable or necessary in connection with the use and occupancy of the Premises by Lessee or anyone claiming by, through or under Lessee. The selection of the person, firm or entity retained to complete such tests, inspections or evaluations shall be within the sole and absolute discretion of Lessor. In connection therewith, Lessee shall permit Lessor and its environmental consultants or inspectors to have access to the Premises at all reasonable times and Lessee agrees to make or cause to be made available to Lessor or any such environmental consultant or inspector any information reasonably requested regarding the nature of any Hazardous Substances used, stored or otherwise present at the Premises in connection with the use or occupancy of the Premises or any part thereof. Except as otherwise provided in this paragraph 28, any tests, inspections or evaluations conducted by or for Lessor shall be at Lessor’s sole cost and expense.

If any environmental test, inspection or evaluation of the Premises conducted by or on behalf of Lessor, Lessee, any leasehold mortgagee, any fee mortgagee or any governmental authority gives rise to liability under the Environmental Laws resulting from Lessee’s storage or use of Hazardous Substances on the Premises, then Lessee shall, at its sole cost and expense, promptly take all applicable action in response so as to comply with all Environmental Laws and eliminate or avoid any liability claim with respect thereto.

Lessee’s failure to perform such applicable action required pursuant to the previous paragraph of this section shall entitle Lessor to take such action after reasonable notice to Lessee and Lessee’s failure to cure such problem, and Lessee shall, immediately upon demand by Lessor, pay to Lessor all costs and expenses paid or incurred by Lessor as a result thereof. Lessee agrees to indemnify, defend, and hold Lessor harmless from and against any and all losses, liabilities, claims, demands, penalties, fines, judgments, causes of action of suits and expenses (including attorneys’ fees, consultants’ fees, remedial costs, removal costs and other expenses) which may arise or be asserted against Lessor in connection with (i) storage or use of Hazardous Substances on the Premises by Lessee, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such presence, disposal, release or threatened release of any Hazardous Substances or (iii) any violations of or failure to comply with any environmental laws; but not including any condition of which Lessor has knowledge as of the date hereof or which is caused by Lessor or any of his agents or contractors.

For purposes of this lease, the term “Hazardous Substances” shall mean and include (a) any friable asbestos or asbestos containing material, polychlorinated biphenyls, dioxins or urea formaldehyde foam insulation; (b) any petroleum products; (c) any waste, substance, material, pollutant or contaminant defined as hazardous or toxic (or for purposes of any Environmental Laws); and (d) any waste, substance, material, pollutant or contaminant the presence, disposal, release or threatened release of which on, onto or from any Premises (including the Premises) or would constitute an Environmental Event or is governed by any applicable Environmental Laws. Lessor hereby warrants to Lessee that the premises, as of the date of this lease, comply with each representation, agreement and condition made above as if made by Lessor and Lessor will indemnify and defend Lessee in the same manner and to the same extent as is provided above for Lessee to indemnify Lessor, on account of any conditions existing as of the date of this lease.

SNOW REMOVAL

29. Snow removal from sidewalks, driveways and parking areas leading to the demised Premises shall be the sole responsibility of the Lessee at its expense. Lessor shall not be held liable for any business interruptions due to failure to remove snow from parking or driveway areas.

SAFETY AND HEALTH COMPLIANCE

30. Lessee shall comply with all lawful requirements of the local Board of Health, Police and Fire Departments, and governmental authorities including, but not limited to the Occupational

Safety and Health Act of 1970 and Federal and State Environmental Protection Act representing the manner in which Lessee uses the leased Premises, applicable to Lessee’s occupancy.

QUIET POSSESSION

31. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions, and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

FIXTURES AND EQUIPMENT

32. All fixtures and equipment installed by Lessee in the Premises shall remain the property of the Lessee. Lessee may, without the consent of Lessor, but at its own cost and expense and in a good workmanlike manner, install such fixtures and equipment as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. All fixtures and equipment installed by Lessee may be removed by Lessee prior to termination of this lease if Lessee so elects, and shall be removed by the date of expirations or earlier termination of this lease or upon earlier vacating of the Premises if required by Lessor; upon any such removal, Lessee shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Premises. Lessee shall have the right, at the termination of this Lease, to remove any and all trade fixtures, equipment and other items of personal property not constituting a part of the freehold which it may have stored or installed in the Premises including, but not limited to counters, shelving, showcases, chairs, and movable machinery purchased or provided by Lessee and which are susceptible of being moved without damage to the building and the Premises, provided this right is exercised before the Lease is terminated and provided that Lessee, at its own cost and expense, shall repair any damage to the Premises caused thereby. All such removal and restoration shall be performed in a good and workmanlike manner. The right granted Lessee in this paragraph shall not include the right to remove any plumbing or electrical fixtures or equipment, heating or air conditioning equipment, floor-coverings (including wall-to-wall carpeting) glued or fastened to the floors, or any paneling, tile or other materials fastened or attached to the walls or ceilings, all of which shall be deemed to constitute a part of the freehold, and, as a matter of course, shall not include the right to remove any fixtures or machinery that were furnished or paid for by Lessor. The Premises and the immediate areas in front, behind and adjacent to it shall be left in a broom-clean condition. Should Lessee fail to comply with this provision, Lessor may deduct the cost of cleanup from Lessee’s Security Deposit. If Lessee shall fail to remove its fixtures or other property at the termination of this Lease thereafter, such fixtures and other property not removed by Lessee shall be deemed abandoned by Lessee, and, at the option of Lessor, shall become the property of Lessor, or disposed of by Lessor at Lessee’s cost and expense, such cost and expense being additional rent payable hereunder.

All of the foregoing is subject to the terms and conditions set forth in Section 7 hereof (Alterations).

SIGNAGE

33. Lessee shall have the privilege of erecting a suitable business sign on the exterior of the building. Any such sign that may be erected shall conform to all regulations or ordinances of the Village of Bensenville or any other applicable municipal authority regulating the erection, size, maintenance, or location of such sign. Lessee agrees to maintain and keep any sign in good repair and condition and pay any and all fees which may become due by virtue of the location of any such sign on the subject Premises. Lessee shall remove such sign and repair any damage to the building caused thereby at its own expense at termination of said lease. All signage must be diagramed and approved in writing by Lessor before it is installed to the Premises; provided that Lessor will not withhold approval so long as such sign complies with the applicable regulations and ordinances.

ADDITIONAL SPACE

34. There is no additional space.

CONDEMNATION

35. (a) Total: In the event the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this lease shall terminate and expire as of the date of title vesting in such proceeding, Lessee shall thereupon vacate the Premises and Lessee’s obligations to pay rent hereunder shall cease.

(b) Partial: If any part of the Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of the Lessee, as reasonably determined by Lessor, then this Lease and the term herein shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Premises unsuitable for the business of Lessee, then this Lease shall continue in effect, except that the Base rent payable pursuant to paragraph 1 shall be reduced in the same proportion that the floor area of the Premises taken bears to the original floor area leased and Lessor shall, upon and subject to receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Lessor in originally constructing said building, nor shall Lessor, in any event, be required to spend for such work an amount in excess of the amount received by Lessor as damages for the part of the Premises so taken. “Amount received by Lessor” shall mean that part of the award in condemnation which is free and clear to Lessor of any collection by mortgagee for the value of Lessor’s diminished fee interest in the property upon which the Premises are situated.

(c) Termination: Notwithstanding the foregoing, if more than Thirty Percent (30%) of the floor area of the building in which the Premises are located shall be taken as aforesaid, Lessor may, by written notice to Lessee, terminate this Lease, such termination to be effective as aforesaid.

(d) Rent on Termination: If this Lease is terminated as provided in this section, the rent shall be paid up to date that possession is so taken by public authority and Lessor shall make an equitable refund of any rent paid by Lessee in advance.

(e) Award: Lessee shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee although Lessee shall have the right, to the extent that the same shall not reduce Lessor’s award, to claim from the condemnor, but not from Lessor, such compensation as may be recoverable by Lessee in its own right for damage to Lessee’s business, fixtures and improvements installed by Lessee at its expense and for any moving expense.

MISCELLANEOUS

38. (a) Each provision of this lease shall extend to and shall bind and inure to the benefit not only of Lessor and Lessee, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

(b) All of the agreements of Lessor and Lessee with respect to the Premises are contained in this lease; and no modification, waiver or amendment of this lease or of any of its conditions or provisions shall be binding upon Lessor unless in writing signed by Lessor.

(c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Lessor, and no license or obligation of Lessor shall arise until this instrument is signed and delivered by Lessor and Lessee; provided, however, the execution and delivery by Lessee of this lease to Lessor or the agent of Lessor, or Lessor’s beneficiary, shall constitute an offer by Lessee to lease the Premises on the terms and conditions herein contained.

(d) The words “Lessee” and “Lessor” whenever used herein shall be construed to mean Lessee Lessor, respectively, or any one or more of them in all cases where there is more than one Lessee or Lessor; and the necessary grammatical changes required to make all the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Lessee or Lessor, the liability of each Lessee or Lessor, respectively shall be joint and several.

(e) Time is of the essence of this lease and of each and every provision thereof.

(f) The invalidity of any provision of this lease shall not impair nor affect in any manner the validity, enforceability or effect of the remaining provisions of this lease.

(g) If Lessor fails to perform timely any of the terms, covenants and conditions of this lease on Lessor’s part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Lessee, or any other cause beyond the reasonable control of Lessor, then Lessor shall not be deemed in default under this lease as a result of such failure.

(h) [Deleted]

(i) [Deleted]

(j) Where in this instrument masculine pronouns are used, or words indicating the singular number appear, such words shall be considered as if feminine or neuter pronouns or words indicating the plural number had been used, where the context indicates the propriety of such use.

(k) Where in this instrument rights are given to either Lessor or Lessee, such rights shall extend to the agents, employees, or representatives of such persons.

(l) If this instrument is executed by a corporation, such execution has been authorized by a duly adopted resolution of the Board of Directors of such corporation.

IN TESTIMONY WHEREOF, the parties hereto have executed this instrument this 18th day of July, 2007.

LESSEE		LESSOR

RUBICON TECHNOLOGY, INC.

/s/ Phillip J. Latoria, Jr.
Phillip J. Latoria, Jr.

By:	/s/ Raja M. Parvez

Title:	President

Exhibit A

Legal Description:

That part of Lots 1, 2, 12, and 13 as taken as a Tract in Green Avenue Acres, a subdivision in Sections 13 and 24, Township 40 North, Range 11 East of the Third Principal Meridian, which lies West of a line 213.9 feet West of and parallel with the East line of said Lot 12 and which lies North of a line drawn perpendicularly to the East line of said tract through a point on said East line 224.90 feet South of the Northeast corner thereof, in DuPage County, Illinois.

Lender is:

The Private Bank

1100 Jorie Blvd.

Oak Brook, IL 60521

Lessor shall provide the following improvements (all pursuant to drawings and plans and specifications reasonably acceptable to Lessor and Lessee) which Lessor shall complete on or before July 31, 2007, unless completion is delayed by the work to be performed by Lessee:

Building Size:	30,500 sq ft.
Parking:	(60) Spaces
Truck Docks:	(2) Interior
D.I.D:	(1) 12’ x 14’
Sprinkler:	ESFR
Height:	24’ Clear Warehouse
Height:	9’ Clear Offices
*1st Floor Offices:	4,000 sq ft. complete
*2nd Floor Offices:	6,000 sq ft. perimeter build-out.

*1st	Floor Restrooms: 2 stall men’s room and 2 stall women’s room (the location shall be changed to the Lessee’s preferred location in warehouse).
*2nd	Floor Restrooms: 2 stall men’s room and 2 stall women’s room